EXHIBIT 10.17
Execution Copy
Penn Millers Holding Corporation
Nonqualified Deferred Compensation and
Company Incentive Plan
Effective June 1, 2006

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
PENN MILLERS HOLDING CORPORATION
NONQUALIFIED DEFERRED COMPENSATION AND COMPANY INCENTIVE PLAN
Effective June 1, 2006
ARTICLE I.
PURPOSE
The purpose of this Plan is to provide the opportunity for certain highly compensated and management employees of Penn Millers Holding Corporation, a Pennsylvania corporation, and it Subsidiaries, if any, that sponsor this Plan, to (i) provide an additional reward opportunity for retirement income and (ii) defer receipt of all or a portion of the Compensation such employees would otherwise receive. It is intended that the Plan, by providing this deferral opportunity, will assist the Company in retaining and attracting individuals of exceptional ability by providing them with these benefits. This Plan is intended to result in the deferral of federal income taxation under Code Section 409A and the proposed regulations thereunder. If the final regulations under Code Section 409A differ from the proposed regulations, the Plan shall be retroactively amended to comply with such final regulations.
ARTICLE II.
DEFINITIONS
     For the purpose of the Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:
     2.1 “Account” means the account maintained on the books of the Company used solely to calculate the amount payable to each Participant under the Plan and shall not constitute a separate fund of assets.
     2.2 “Base Salary” means the base salary and/or commissions payable to a Participant with respect to employment services performed for the Company by the Participant which is considered wages for purposes of Federal income tax withholding.
     2.3 “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article VII to receive any Plan benefits payable after the Participant’s death.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Bonus” means a bonus payable under the Company’s Success Sharing Plan, or any successor plan that measures a Participant’s performance for services rendered over a period of twelve (12) months or longer.
     2.6 “Change in Control” shall have the meaning set forth in the applicable Executive Agreement, to the extent permissible under Section 409A of the Code.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
     2.7 “Code” means the Internal Revenue Code of 1986, as amended.
     2.8 “Committee” means the Compensation Committee of the Board, or such other committee appointed by the Board to administer the Plan pursuant to Article IX.
     2.9 “Company” means Penn Millers Holding Corporation, a Pennsylvania corporation, and any Subsidiary and any other affiliate of the Company designated by the Board, or any successor to the business thereof.
     2.10 “Company Contribution” means each of and collectively, the Company Discretionary Contribution and the Company Incentive Contribution.
     2.11 “Company Discretionary Contribution” means the discretionary Company contribution, if any, credited to a Participant’s Account under Section 4.3.
     2.12 “Company Incentive Contribution” means the Company contribution credited to a Participant’s Account under Section 4.2.
     2.13 “Compensation” means the Base Salary and/or Bonus of the Participant. For purposes of the Plan only, Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the PMI 401(k) plan or a cafeteria plan described in section 125 of the Code, or pursuant to the Plan or any other non-qualified plan which permits the voluntary deferral of compensation. Inclusion of any other forms of compensation is subject to Committee approval.
     2.14 “Deferral Election” means an election made by a Participant to defer a portion of Base Salary and/or Bonus as set forth in Article IV. The Deferral Election must designate a whole percentage of Base Salary and/or Bonus to be deferred. A Deferral Election shall remain in effect for subsequent Deferral Periods until revoked or revised by the Participant.
     2.15 “Deferral Period” means the calendar year (except that for the year that the Plan is adopted, the Deferral Period shall be the period between the Effective Date and December 31, 2006).
     2.16 “Deferrals” means the Base Salary and/or Bonus that a Participant has elected to defer with respect to any applicable Plan Year.
     2.17 “Disability” shall mean Separation from Service from the Company on or after the date on which a Participant is awarded disability benefits by the Social Security Administration.
     2.18 “Distribution Election” means the form prescribed by the Committee and completed by the Participant, on which the Participant elects the form of payment for benefits payable in the event of Normal and Early Retirement, as applicable and whether the Participant would like his or her Account distributed upon Early Retirement.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
     2.19 “Earnings” means the amount credited to a Participant’s Account daily, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 5.3. Such credits to a Participant’s Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of the Plan.
     2.20 “Early Retirement” means a Participant’s Separation from Service before attaining age 65, but on or after attaining age 60.
     2.21 “Effective Date” shall mean June 1, 2006.
     2.22 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations and guidance thereunder.
     2.23 “Executive Agreement” means the Executive Employment Agreement, if any, by and between a Participant and the Company or its affiliates.
     2.24 “Participant” means any employee who is eligible, pursuant to Article III, to participate in the Plan, and who has elected to defer Compensation under the Plan in accordance with Article IV.
     2.25 “Plan” means this Penn Millers Holding Corporation Nonqualified Deferred Compensation and Company Incentive Plan, as amended from time to time.
     2.26 “Plan Year” means a calendar year; provided that the first Plan Year shall begin on the Effective Date and end on December 31, 2006.
     2.27 “PMI 401(k) Plan” means the Penn Millers Insurance Company 401(k) Plan, effective January 1, 1971, as amended from time to time.
     2.28 “Normal Retirement” means a Participant’s Separation from Service on or after attaining age sixty-five (65).
     2.29 “Separation from Service” means a Participant’s termination of employment with the Company and its Subsidiaries that meets the requirements of a “separation from service” as defined in section 409A of the Code and guidance thereunder. For these purposes, service with the Company or its Subsidiaries does not include any period of required notice under applicable law prior to Separation from Service, or during which a Participant is receiving severance pay or “pay in lieu of notice.” A transfer of employment between the Company and a Subsidiary shall not be deemed a Separation from Service.
     2.30 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock, partnership rights or other ownership interest possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, partnership rights or other ownership interest in one of the other entities in such chain.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
     2.31 “Valuation Day” means each day that the applicable Valuation Funds are traded and/or the investments that constitute such funds are valued or traded on a securities exchange or a quotation system.
     2.32 “Valuation Funds” means the investment fund or funds, designated from time-to-time by the Committee, for crediting Earnings to each Participant’s Account in accordance with Article V. The Valuation Funds shall be the funds available under the PMI 401(k) Plan if no such funds are designated by the Committee.
ARTICLE III.
ELIGIBILITY
          Eligibility to participate in the Plan shall be limited to those highly compensated and management employees who are designated by the Committee as eligible to participate in the Plan, from time to time. No member of the Committee may be a Participant under this Plan.
ARTICLE IV.
CONTRIBUTIONS
     4.1 Deferrals.
          (a) Timing of Deferral Elections.
          (i) Base Salary Deferrals. No Base Salary payable on account of a Participant’s performance of services for the Company prior to the Effective Date may be deferred hereunder. With respect to the Deferral Period beginning on the Effective Date, an eligible employee may begin participation in the Plan with respect to deferring Base Salary that is earned after the date the election is made by properly completing and submitting a Deferral Election and such other administrative forms as designated by the Committee no later than the date that is 30 days after the plan’s Effective Date. With respect to each subsequent Deferral Period, such Participant’s Deferral Election shall be effective for successive Deferral Periods unless revoked by the Participant prior to December 31st of the year before the year the Base Salary is to be paid.
          (ii) Bonus Deferrals. An eligible employee may elect to defer a Bonus for any particular Deferral Period by properly completing and submitting a Deferral Election and such other administrative forms as designated by the Committee no later than six (6) months before the end of the performance period upon which the Participant’s Bonus is based. Such Participant’s Deferral Election shall be effective for successive Bonuses unless revoked by the Participant prior to six (6) months before the end of the performance period upon which such Bonus is based.
          (iii) First-Year Participation. Notwithstanding Section 4.1(a)(1) or Section 4.1(a)(2), if an eligible employee first becomes eligible to participate in the Plan during a Deferral Period, to begin participation in the Plan, a Deferral Election for the

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
applicable Deferral Period must be submitted to the Committee within thirty (30) days after the individual becomes eligible to participate. Such Deferral Election will be effective only with regard to Compensation earned following the delivery of the Deferral Election to the Committee.
          (b) Form of Deferral Election. A Participant may make a Deferral Election only in the form permitted by the Committee. The Deferral Election shall specify the following:
          (i) Allocation to Valuation Funds, The Participant’s allocation of the Deferrals to his or her Account among the various available Valuation Funds in a form and manner permitted by the Committee.
          (ii) Maximum Deferral. The maximum amount of each payment of Base Salary that may be deferred shall be fifty (50%), and the maximum amount of each payment of Bonus that may be deferred shall be one hundred percent (100%).
          (c) Period of Deferral. Subject to Sections 4.1(d) and 4.1(e), a Participant’s Deferral Election shall remain in effect for subsequent Deferral Periods until revoked or revised by the Participant on or before the applicable date for making such elections under Section 4.1.
          (d) Deferral Election Limitations. If a Participant Separates from Service with the Company prior to the end of a Deferral Period, the Deferral Election shall end as of such Separation from Service.
          (e) Revocability of Deferral Election. A Deferral Election shall be irrevocable by the Participant during a Deferral Period; provided, however, that a Participant who receives a distribution due to a hardship distribution under the PMI 401(k) Plan in accordance with section 401(k)(2)(B)(i)(iv) of the Code shall have his or her election hereunder cancelled for the remainder of the Deferral Period.
     4.2 Company Incentive Contributions. The Company shall make Company Incentive Contributions to a Participant’s Account with respect to each year if the terms and conditions described in Exhibit A are satisfied. Such Company Incentive Contributions shall be credited to a Participant’s Account in the amounts described in Exhibit A, as amended from time to time, as soon as practicable after the Board (or the Board’s authorized delegate) makes a determination that the terms and conditions for such Company Incentive Contributions have been satisfied.
     4.3 Company Discretionary Contributions. The Company may make Company Discretionary Contributions to a Participant’s Account at any time. Such Company Discretionary Contributions shall be credited to a Participant’s Account at such times and in such amounts as determined by the Board (or the Board’s authorized delegate) in its sole discretion.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
ARTICLE V.
PLAN ACCOUNTS
     5.1 Accounts. A Participant’s Deferrals, Company Contributions and Earnings shall be credited to such Participant’s Account. An Account shall be used solely to calculate the amount payable to each Participant under the Plan and shall not constitute a separate fund of assets.
     5.2 Timing of Credits; Withholding. A Participant’s Deferrals shall be credited as soon as administratively practicable following the day on which the applicable Deferral would have otherwise been payable to the Participant as Base Salary or a Bonus. Any withholding of taxes or other amounts with respect to Deferrals that is required by local, state or Federal law shall be withheld from the Participant’s non-deferred Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Committee.
     5.3 Valuation Funds. In accordance with terms established by the Committee, each Participant may designate and allocate the hypothetical investment of his Account among Valuation Funds for the sole purpose of determining the amount of Earnings to be credited or debited to such Account. Each Participant’s selection of and allocation among Valuation Funds shall apply to each succeeding Deferral until such time as the Participant shall alter such selection or allocation in the manner and to the extent permitted by the Committee.
     5.4 Determination of Accounts. Each Participant’s Account as of the end of each Valuation Day shall consist of the balance of the Account as of the immediately preceding Valuation Day, adjusted as follows:
          (a) New Deferrals. Each Account shall be increased by any Deferrals credited under his Deferral Election under Section 4.1.
          (b) Company Contributions. Each Account shall be increased by any Company Contributions credited to such Account under Sections 4.2 and/or 4.3.
          (c) Distributions. Each Account shall be reduced by any payment provided for under Article VI made from that Account. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Valuation Day immediately preceding the date of payment.
          (d) Earnings. Each Account shall be increased or decreased by the Earnings credited to such Account since the prior Valuation Day as though the balance of that Account as of such prior Valuation Day had been invested in the applicable Valuation Funds chosen by the Participant.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
     5.5 Vesting of Account. Each Participant shall be vested in the amounts credited to such Participant’s Account and Earnings thereon as follows:
          (a) Amounts Deferred. A Participant shall be one hundred percent (100%) vested at all times in his or her Deferrals and the Earnings thereon.
          (b) Company Contributions. With respect to each Company Contribution made to a Participant’s Account and Earnings thereon, subject to the terms of any applicable Executive Agreement, the following vesting schedule shall apply:

Years after Date Company Contribution was Credited	Vested
to a Participant’s Account	Percentage
1 Year	20%
2 Years	40%
3 Years	60%
4 Years	80%
5 Years	100%
Death, Disability, a Change in Control, Termination of the Plan under Article XI, or Normal Retirement (but not Early Retirement) prior to a Separation from Service.	100%
          (i) Vesting will generally occur on the first day of the Deferral Period following the Deferral Period in which such Company Contribution was credited to a Participant’s Account or upon the occurrence of any of events described above.
          (ii) Notwithstanding the foregoing, only Company Contributions credited to a Participant’s Account (and the Earnings thereon) on or prior to a Change in Control shall become 100% vested upon the occurrence of a Change in Control. If Company Contributions are made after the date of a Change in Control the above chart shall apply to such Company Contributions without regard to the earlier occurrence of a Change in Control.
          (iii) invested amounts as of a Separation from Service are immediately forfeited.
ARTICLE VI.
DISTRIBUTIONS
     6.1 Permissible Distribution Events. A Participant’s Account, to the extent vested under Section 5.5, shall commence distribution upon the earliest to occur of the following with respect to such Participant :

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
(a)	Normal Retirement or Early Retirement,

(b)	Separation from Service,

(c)	Death, or

(d)	Disability.
     6.2 Forms and Timing of Distribution.
              (a) Retirement Optional Forms. Distributions upon Normal Retirement or Early Retirement shall be made in a lump sum unless the Participant makes a Distribution Election no later than 30 days after the Participant is first eligible to begin participating in the Plan to receive such distributions in annual installments over a period not to exceed 10 years. Distribution Elections shall be subject to the following additional limitations:
          (i) A Participant may make separate elections for a Normal Retirement or Early Retirement.
          (ii) Annual installments shall be made for a period of no longer than ten (10) years (as elected by the Participant).
          (iii) Each installment payment shall be equal to the balance of the Account immediately prior to the installment payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual installment payments initially chosen and is reduced by one (1) when each succeeding installment payment is made.
          (iv) If a Participant elects annual installments, the first annual installments shall be made as soon as practicable following the Participant’s Normal or Early Retirement, as applicable, but in no event more than 2 1/2 months following the Participant’s Normal or Early Retirement, as applicable, and subsequent annual distributions shall be made on the anniversary of the Participant’s Normal or Early Retirement, as applicable, or the next following business day if such anniversary is not a business day.
          (v) In the event that a Participant who has made a Distribution Election to receive annual installments dies, becomes Disabled or a Change in Control occurs prior to all installments being distributed, any remaining unpaid installments shall be paid as soon as practicable following such death, Disability or Change in Control, but in no event more than 2 1/2 months following such Participant’s death, Disability or the occurrence of the Change in Control.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
           (vi) With respect to a Participant who elects a lump sum distribution, such lump sum shall be distributed as of the first business day of the second month following such Participant’s Normal or Early Retirement, as applicable.
            (vii) A Participant may change his or her Distribution Election, in a manner and to the extent permitted by the Committee, provided that such subsequent Distribution Election must (A) be made at least twelve months prior to the Participant’s Normal or Early Retirement, (B) result in the deferral of distributions hereunder for a period of five years, (C) not accelerate any distributions hereunder, and (D) not be effective until the date that is twelve months following the date it is made.
          (b) Lump Sum. In the case of a distribution made due to death, Disability or a Separation from Service, a distribution shall be made as of the first business day of the second month following the occurrence of such Participant’s death, Disability or Separation from Service, as applicable.
     6.3 Small Accounts. Notwithstanding a Participant’s Distribution Election or anything to the contrary in this Article VI, if a Participant’s Account is valued at less than $10,000 on the date of such Participant’s Normal or Early Retirement, such Participant’s Account shall be distributed as a lump sum.
     6.4 Miscellaneous Distribution Provisions.
          (a) Unvested Balances. Any unvested balance in a Participant’s Account shall be forfeited upon the Participant’s Separation from Service.
          (b) Withholding; Payroll Taxes. The Company shall withhold from any payment made pursuant to the Plan any taxes required to be withheld from such payments under local, state or Federal law.
          (c) Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetence, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.
          (d) Effect of Payment. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of the Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under the Plan shall terminate.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
ARTICLE VII.
BENEFICIARY DESIGNATION
     7.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entities as Beneficiary (both primary as well as contingent beneficiaries) to whom benefits under the Plan shall be paid in the event of the Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.
     7.2 Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee. Such new filing shall cancel all designations previously filed.
     7.3 No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:
(a)	The Participant’s surviving spouse, or

(b)	The Participant’s estate.
     7.4 Effect of Payment. Payment to the Beneficiary shall completely discharge the Company’s obligations under the Plan.
ARTICLE VIII.
RESTRICTIVE COVENANTS
          As a condition to Participation in this Plan and as consideration, therefor, a Participant who is not otherwise bound by similar restrictive covenants in an Executive Agreement, agrees to be bound by the terms of the provisions of this Article VIII. If the provisions of this Article VIII (or as applicable, the restrictive covenant provisions of an Executive Agreement) are violated by the Participant, among other remedies available to the Company, such Participant will immediately forfeit any Company Contributions (and the Earnings thereon) and he or she must immediately repay any distribution related to Company Contributions (and the Earnings thereon).
     8.1 Restriction Period. During a Participant’s employment with Company and for a two (2) year period thereafter (the “Restricted Period”), a Participant shall not directly or indirectly, either for his own account or as an agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise, of any person, firm, corporation, or enterprise:

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
          (a) solicit or hire any employees of Company or induce any of such employees to terminate their employment relationship with Company; or
          (b) solicit, induce or attempt to solicit or induce any customer, supplier or other entity doing business with the Company to cease doing business with the Company or, in the case of a customer, to place agribusiness insurance, as that term is commonly understood in the industry, with any competitor of the Company.
     8.2 Scope of Restrictions. The limitations described in Section 8.1 shall be construed to prohibit a Participant from directly or indirectly owning, managing, operating, rendering services for (as a consultant or an advisor) or accepting any employment with (a) Nationwide Agribusiness Insurance Company, Michigan Millers Insurance Company or Westfield Insurance Company, (b) the agribusiness insurance business of any other insurance company, and (c) any other property and casualty insurance or reinsurance line of business to the extent that such ownership, management, operating, rendering of services or employment (and the activities necessarily incident thereto) have, or could reasonably be expected to have, a material adverse effect on the Company’s business insurance business within a one hundred (100) mile radius of Wilkes-Barre, Pennsylvania.
     8.3 Confidentiality. Each Participant agrees that he will not at any time during his employment with the Company or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Company, including, without limiting the generality of the foregoing, any customer lists or other customer identifying information, the techniques, methods or systems of the Company’s operation or management, any information regarding its financial matters, or any other material information concerning the business of Company, its manner of operation, its plan or other material data. The provisions of this Section 8.3 shall not apply to (i) information that is public knowledge other than as a result of disclosure by the Participant in breach of this Section 8.3; (ii) information disseminated by Company to third parties in the ordinary course of business; (iii) information lawfully received by the Participant from a third party who, based upon inquiry by the Participant, is not bound by a confidential relationship to Company, or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Participant.
     8.4 Blue Pencil. Although each Participant and Company consider the restrictions contained in Sections 8.1, 8.2 and 8.3 to be the minimum restriction reasonable for the purposes of preserving Company’s goodwill and other proprietary rights, if a final deteunination is made by a court that the time or territory, or any other restriction contained in Sections 8.1, 8.2 and 8.3 is an unreasonable or otherwise unenforceable restriction against a Participant, the provisions of Sections 8.1, 8.2 and 8.3 will not be rendered void, but will be deemed amended to apply as to such maximum time and territory and to such other extent as the court may determine to be reasonable.

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
     8.5 Assignability. Notwithstanding anything in the Plan to the contrary (including, but not limited to Section 12.5), the covenants contained in this Article VIII may be assigned by Company, as needed, to effect its purpose and intent and the Company’s assignee shall be entitled to the full benefit of the restrictions enjoyed by Company under the terms of this Article VIII.
ARTICLE IX.
ADMINISTRATION
     9.1 Committee; Duties. This Plan shall be administered by the Committee, which shall consist of the individuals appointed by the Board. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may not be Participants under the Plan.
     9.2 Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.
     9.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.
     9.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.
ARTICLE X.
CLAIMS PROCEDURE
     10.1 Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”) shall present the claim or request in writing to the Committee, which shall respond in writing as soon as practical. The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under Department of Labor (“DOL”) Reg. §2520.104b-1(c).
     10.2 Denial of Claim. If a claim is wholly or partially denied, the Committee shall, notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under §502(a) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) following an adverse benefit determination on review. A claim shall be deemed denied if the Claimant does not receive a decision from the Committee within 90 days (or 180 days in the event an extension notice is provided) of the Committee’s receipt of the claim.
     10.3 Review of Claim. Any Claimant whose claim is denied or deemed denied may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial or within sixty (60) days after a claim is deemed denied. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be deemed permanently denied. The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed “relevant” to a claim in accordance with DOL Reg. §2560.503-1(m)(8). The Claimant or his representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
     10.4 Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
be determined in accordance with DOL Reg. §2560.503-1(m)(8)) and (iv) a statement of the Claimant’s right to bring a legal action under §502(a) of ERISA.
     10.5 Litigation. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial or date of deemed denial. Failure to file such action by the prescribed time will forever bar the commencement of such action.
ARTICLE XI.
AMENDMENT AND TERMINATION OF PLAN
     11.1 Amendment. The Board may at any time amend the Plan by written instrument. No amendment shall reduce the amount credited to a Participant’s Account as of the date of the amendment. The Committee shall be permitted to change Valuation Funds on a prospective basis.
     11.2 Company’s Right to Terminate. The Board, in its sole discretion, may at any time partially or completely terminate the Plan. In the event of a termination, except as specifically provided below, existing Deferral and Distribution Elections will be frozen, benefit payments will commence as elected by the Participant or provided by the Plan under its terms effective as of the date of such Plan termination and no future Deferral Elections or Distribution Elections may be made under the Plan. Notwithstanding the foregoing, the following additional rules shall apply:
          (a) In the event of a termination of the Plan within the 30 days before a Change in Control or within 12 months following a Change in Control, the Committee may provide that all Accounts may be distributed in a lump sum as soon as practicable following such termination of the Plan,
          (b) In the event of a termination of the Plan within 12 months of a corporate dissolution taxed under Code section 331, or with the approval of a bankruptcy court pursuant to U.S.C. §503(b)(I)(A), the Committee may provide that all Accounts may be distributed in a lump sum as soon as practicable following such termination provided that the Deferrals are included in each Participants’ gross incomes in the latest of: (1) The calendar year in which the plan termination occurs (2) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (3) the first calendar year in which the payment is administratively practicable.
          (c) The Committee may provide for earlier distributions, provided that,
          (i) All non-qualified deferred compensation arrangements sponsored by the Employer that would be aggregated with any terminated arrangement under Code section 409A and the guidance thereunder are terminated;

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
          (ii) No payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination of the arrangements;
          (iii) All payments are made within 24 months of the termination of the Plan; and
          (iv) The Employer does not adopt a new arrangement that would be aggregated with any the Plan under section 409A of the Code and the applicable guidance thereunder at any time within five years following the date of termination of the Plan.
ARTICLE XII.
MISCELLANEOUS
     12.1 Unfunded Plan. This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of sections 201, 301, and 401 of ERISA, and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.
     12.2 Company Obligation. The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred Compensation receivable from, and contributions by, the Company and shall not be an obligation of another company.
     12.3 Unsecured General Creditor. Notwithstanding any other provision of the Plan, Participants and Participants’ Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under the Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.
     12.4 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. Although such a trust may be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.
     12.5 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
     12.6 Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Company and any Participant. Nothing in the Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.
     12.7 Application of Executive Agreement. Notwithstanding anything in the Plan to the contrary, in the event that a Participant’s Executive Agreement contradicts, restricts, expands upon or modifies the Company’s deferred compensation rights and obligations, the terms of the Executive Agreement shall control.
     12.8 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.
     12.9 Governing Law. The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions thereof, except as preempted by Federal law.
     12.10 Validity. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.
     12.11 Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Company’s records.
     12.12 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.
IN WITNESS WHEREOF, the Penn Millers Insurance Company has caused its duly authorized officers to execute this Plan as of the 1st day of January, 2006.

PENN MILLERS INSURANCE COMPANY	PENN MILLERS INSURANCE COMPANY

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document

By:	/s/ John Churnetski John Churnetski	By:	/s/ Harvey Sproul Harvey Sproul
	Chairman, Compensation Committee		Chairman, Board of Directors

Penn Millers Holding Corporation
Nonqualified Deferred Compensation and Company Incentive Plan
Plan Document
EXHIBIT A
COMPANY INCENTIVE CONTRIBUTIONS

		PERFORMANCE LEVEL
Category	Title	Threshold	Target	Maximum
1	Chief Executive Officer	6%	12%	18%
2	Executive Vice President	5%	10%	15%
	Senior Vice President
3	Vice President	4%	8%	12%
The percentages in the above chart reflect percentage of Base Salary Threshold, Target and Maximum Performance Levels shall be established annually by the Board.
No Company Incentive Contribution shall be made if the Threshold Performance Level is not obtained. No Company Incentive Contribution shall exceed the amount set forth in the Maximum Performance Level.
Amounts between Threshold and Target or Target and Maximum Performance Level shall be determined by linear interpolation between the applicable reference points.
Unless otherwise determined by the Committee, a Participant must not have had a Separation from Service prior to the date that the Company Incentive Contribution is credited to Participants’ Accounts.